                                                                    EXHIBIT 4.1


                      FOURTH AMENDMENT TO CREDIT AGREEMENT

         THIS FOURTH AMENDMENT TO CREDIT AGREEMENT is dated as of December 7, 2004 (the "AMENDMENT"), by and among ROCK-TENN COMPANY, a Georgia corporation (the "BORROWER"), SUNTRUST BANK, a banking corporation organized under the laws of the State of Georgia ("SUNTRUST"), the other banks and financial institutions listed on the signature pages hereof (SunTrust and such other banks, lending institutions and assignees thereof referred to collectively herein as the "LENDERS"), SUNTRUST BANK, in its capacity as Agent for the Lenders (the "AGENT"), BANK OF AMERICA, N.A., as Syndication Agent (the "SYNDICATION AGENT") and WACHOVIA BANK, N.A., as Documentation Agent (the "DOCUMENTATION AGENT").

         WHEREAS, the Borrower, the Agent, the Syndication Agent, the Documentation Agent and the Lenders are parties to that certain Credit Agreement dated as of June 30, 2000, as amended by that certain First Amendment to Credit Agreement dated as of April 6, 2001, that certain Second Amendment to Credit Agreement dated as of July 26, 2001, and that certain Third Amendment to Credit Agreement dated as of March 31, 2003 (as amended, the "CREDIT AGREEMENT"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), pursuant to which the Lenders have made available certain financial accommodations to the Borrower; and

         WHEREAS, the parties wish to amend the Credit Agreement on the terms and conditions contained herein;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

         Section 1. Amendment. The Credit Agreement is hereby amended by deleting the definition of "MATURITY DATE" from Section 1.1 and substituting in lieu thereof the following new definition of "MATURITY DATE":

         "MATURITY DATE" shall mean the earlier of (i) June 30, 2006, and (ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable pursuant to the provisions of Article 9.

         Section 2. Benefits of Credit Documents. Each reference to the Credit Agreement in any of the Credit Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment, and as the Credit Agreement may from time to time be further amended, supplemented, restated or otherwise modified in the future by one or more other written amendments or supplemental or modification agreements entered into pursuant to the applicable provisions thereof.

         Section 3. Conditions to Effectiveness of Amendment. The effectiveness of this Amendment is subject to the following conditions precedent:

                  (a) that each of the following be received by the Agent (unless otherwise waived in writing by the Agent), each of which shall be satisfactory in form and substance to the Agent:

                           (1)      this Amendment executed by the Borrower and
by the Required Lenders,

                           (2)      the Acknowledgment and Consent of the
Guarantors, substantially in the form of Exhibit A hereto, executed by each of the Guarantors (as defined below) (the "ACKNOWLEDGMENT"),

                           (3)      payment by the Borrower to the Agent of any
expenses incurred by the Agent which are due and payable, and

                           (4)      such other approvals, opinions or documents
as the Agent may reasonably request; and

                  (b) no Default or Event of Default shall then be in existence.

         Section 4. Representations. The Borrower represents to the Lenders that:

                  (a) the Borrower has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment, and to perform this Amendment, the Credit Agreement, as amended by this Amendment, and the other Credit Documents in accordance with their respective terms. This Amendment has been duly executed and delivered by the duly authorized officers of the Borrower, and each of this Amendment, the Credit Agreement, as amended by this Amendment, and the other Credit Documents to which the Borrower is a party is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                  (b) the execution and delivery of this Amendment, and the performance by the Borrower of this Amendment, and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time or the giving of notice, or otherwise: (i) violate any Requirement of Law relating to the Borrower; (ii) conflict with, result in a breach of or constitute a default under the charter or by-laws of the Borrower or any of its Material Contractual Obligations; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower other than those permitted by the Credit Agreement.

                  (c) the articles of incorporation and bylaws of the Borrower have not changed since delivery of such articles of incorporation and bylaws to the Lenders in connection with the consummation of the Credit Agreement.

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         Section 5. Reaffirmation. The Borrower hereby repeats and reaffirms all representations and warranties made by the Borrower in the Credit Agreement and the other Credit Documents to which it is a party as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full except to the extent such representations expressly relate to an earlier date or have been updated to the extent permitted by the Credit Agreement.

         Section 6. Reaffirmation and Representations by Guarantors. By execution of the Acknowledgment, each Subsidiary that has executed a Subsidiary Guarantee (a "GUARANTOR"):

                  (a) reaffirms its continuing obligations to the Agent and the Lenders under the Subsidiary Guarantee to which it is a party and agrees that the transactions contemplated by this Amendment shall not in any way affect the validity and enforceability of such Subsidiary Guarantee or reduce, impair or discharge the obligations of such Guarantor thereunder; and

                  (b)      represents to the Lenders that:

                           (1)      such Guarantor has the right and power, and
has taken all necessary action to authorize it, to execute and deliver the Acknowledgement, and to perform the Acknowledgement in accordance with its terms. The Acknowledgement has been duly executed and delivered by the duly authorized officers of such Guarantor, and the Acknowledgement is a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity; and

                           (2)      the execution and delivery of the
Acknowledgement, and the performance by such Guarantor of the Acknowledgement, do not and will not, by the passage of time or the giving of notice, or otherwise: (i) violate any Requirement of Law relating to such Guarantor; (ii) conflict with, result in a breach of or constitute a default under the charter or by-laws of such Guarantor, or any of its Material Contractual Obligations; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Guarantor other than those permitted by the Credit Agreement.

         Section 7. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         Section 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

         Section 9. Effect. Except as expressly herein amended, the terms and conditions of the Credit Agreement shall remain in full force and effect.

         Section 10. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission of an adobe file format document (also known as a PDF file) shall be deemed an original signature hereto.


                         [Signatures on Following Page]

         IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to Credit Agreement to be executed by their authorized officers all as of the day and year first above written.


                                        ROCK-TENN COMPANY

(CORPORATE SEAL)                        By: /s/ Gregory L. King
                                            -----------------------------------
                                            Title: Vice President


Attest:

By: /s/ Robert B McIntosh
   -----------------------------
   Title: Senior Vice President
          and General Counsel


                      [Signatures Continued on Next Page]

            [Signature Page to Fourth Amendment to Credit Agreement]

                                        SUNTRUST BANK, AS AGENT, SWING LINE
                                        LENDER AND A LENDER

                                        By: /s/ Bradley S. Staples
                                            -----------------------------------
                                            Title: Managing Director


                                        WACHOVIA BANK, N.A., AS A LENDER AND
                                        DOCUMENTATION AGENT

                                        By: /s/ Shawn Janko
                                            -----------------------------------
                                            Title: Vice President


                                        BANK OF AMERICA, N.A., AS A LENDER AND
                                        SYNDICATION AGENT

                                        By: /s/ Thomas R Sullivan
                                            -----------------------------------
                                            Title: Vice President


                                        JPMORGAN CHASE BANK (FORMERLY KNOWN AS
                                        THE CHASE MANHATTAN BANK), AS A LENDER

                                        By: /s/ Peter S. Predun
                                            -----------------------------------
                                            Title: Vice President


                                        THE BANK OF TOKYO-MITSUBISHI, LTD., AS
                                        A LENDER

                                        By: /s/ Christian A. Giordano
                                            -----------------------------------
                                            Title: Authorized Signatory


                                        THE BANK OF NEW YORK,
                                        AS A LENDER

                                        By: /s/ David C. Siegel
                                            -----------------------------------
                                            Title: Vice President



                      [Signatures Continued on Next Page]


                                      -2-
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            [Signature Page to Fourth Amendment to Credit Agreement]

                                        FIRST UNION NATIONAL BANK,
                                        AS A LENDER

                                        By: /s/ Shawn Janko
                                            -----------------------------------
                                            Title: Vice President


                                        THE MIZUHO CORPORATE BANK, LTD.
                                        (FORMERLY KNOWN AS THE FUJI BANK,
                                        LIMITED), AS A LENDER

                                        By: /s/ Greg Botshon
                                            -----------------------------------
                                            Title: SVP and Team Leader


                                        BNP PARIBAS, AS A LENDER

                                        By:  /s/ John Stacy
                                            -----------------------------------
                                            Title: Managing Director

                                        By:  /s/ Mike Shryock
                                            -----------------------------------
                                            Title: Director

                                   EXHIBIT A

              ACKNOWLEDGMENT AND CONSENT OF SUBSIDIARY GUARANTORS

         Each of the undersigned Subsidiaries hereby (i) acknowledges receipt of the foregoing Fourth Amendment to Credit Agreement by and among Rock-Tenn Company, the Lenders under the Credit Agreement (the "LENDERS"), SunTrust Bank, in its capacity as Agent for the Lenders (the "AGENT"), Bank of America, N.A., as Syndication Agent, and Wachovia Bank, N.A., as Documentation Agent (the "AMENDMENT"), (ii) consents to the Amendment, (iii) agrees and acknowledges to the terms thereof including, without limitation, the representations and agreements of the each of the undersigned set forth in Section 6 of the Amendment, and (iv) restates and affirms its respective obligations under its Subsidiary Guarantee previously executed and delivered in favor of the Agent (for the ratable benefit of the Lenders) without defense, counterclaim or set-off.

         IN WITNESS WHEREOF, each of the undersigned Subsidiaries has executed this Acknowledgment and Consent of Subsidiary Guarantors this 7th day of December, 2004.

                                        ROCK-TENN COMPANY, MILL DIVISION, LLC.,
                                        a Tennessee limited liability company
                                        ROCK-TENN COMPANY OF TEXAS, a Georgia
                                        corporation
                                        ROCK-TENN COMPANY OF ILLINOIS, INC., an
                                        Illinois corporation
                                        ROCK-TENN CONVERTING COMPANY, a Georgia
                                        corporation
                                        WALDORF CORPORATION, a Delaware
                                        corporation
                                        WALDORF REALTY, INC., a Delaware
                                        corporation
                                        ROCK-TENN PARTITION COMPANY, a Georgia
                                        corporation
                                        PCPC, INC., a California corporation
                                        ROCK-TENN SHARED SERVICES, LLC, a
                                        Georgia limited liability company
                                        ROCK-TENN SERVICES INC., a Georgia
                                        corporation
                                        ROCK-TENN REAL ESTATE LLC, a Georgia
                                        limited liability company
                                        ROCK-TENN PACKAGING COMPANY, a Delaware
                                        corporation
                                        ROCK-TENN DISPLAY COMPANY, a Delaware
                                        corporation

                                        By: /s/ Gregory L. King
                                            -----------------------------------
                                            Name: Gregory L. King
                                            Title: Vice President